Exhibit 10.10

THE SYMBOL "[ ]" DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED IN RELIANCE UPON ITEM 601 OF REGULATION S-K AS THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARES- METAOPTICS TECHNOLOGIES PTE LTD CONFIDENTIAL

LICENCE AGREEMENT

This Agreement is made the 20th day of December 2023 between

ACCELERATE TECHNOLOGIES PTE. LTD. (Co. Reg. No. 199503187D), a company incorporated in Singapore and having its place of business at 1 Fusionopolis Way, #19-10 Connexis North, Singapore 138632 (hereinafter referred to as **"A*CCELERATE"**) of the first part; and

LICENSEE, full details of which are set out in Schedule 1, of the second part.

RECITAL

A. A*CCELERATE has the right to license the Technology and is entitled to grant the rights under this Agreement.

B. LICENSEE wishes to acquire rights to license and use the Technology, in the Field subject to the terms and conditions herein.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, A*CCELERATE and LICENSEE hereby agree as follows:-

1. DEFINITIONS

"A*CCELERATE's Affiliates" means the Agency for Science, Technology and Research ("A*STAR") and all the research institutes and centres managed and funded by A*STAR.

"Confidential Information" means all information of A*CCELERATE or A*CCELERATE's Affiliates, including prototypes and samples, which may be disclosed to LICENSEE at any time and from time to time during the Term of this Agreement, which may be identified or designated by A*CCELERATE as proprietary, confidential or secret and includes information which by its nature should be proprietary, confidential or secret. The specific terms and conditions of this Agreement shall be deemed to be Confidential Information. Confidential Information shall not include any information or material that is: (i) already in the possession of LICENSEE without prior restriction; (ii) independently developed by LICENSEE; (iii) publicly disclosed by A*CCELERATE; (iv) rightfully received by LICENSEE from a third party; (v) approved for release by written agreement with A*CCELERATE or (vi) made available by A*CCELERATE to others without restriction.

"Documentation" means any user guides, instruction manuals and other documents whether in written or machine-readable form relating to the Technology.

"Effective Date" means the effective date of this licence as set out in Schedule 1 of this Agreement.

"Enhancements" means all new versions of, modifications, additions, improvements, upgrades and development to the Technology developed by LICENSEE.

"Field" means the field of use as described in Schedule 1 of this Agreement.

"Intellectual Property" means know-how and intellectual property rights (including without limitation patents, copyrights, designs, trade secrets, and rights in Confidential Information) worldwide arising under statutory or common law, and whether or not perfected, and any applications of the foregoing.

"Licensed Products" means the products as described in Schedule 1 of this Agreement.

"Royalties" means the amounts payable by LICENSEE to A*CCELERATE as set out in Schedule 1.

"Sales Report" means the sales report as set out in Schedule 2 to be submitted by LICENSEE to A*CCELERATE pursuant to this Agreement.

"Technology" means the technology as described in Schedule 1 of this Agreement.

"Term" means the period of time as set out in Schedule 1 of this Agreement.

"Territory" means the countries as set out in Schedule 1 of this Agreement.

2. GRANT

2.1 A*CCELERATE hereby grants to LICENSEE a non-exclusive, non sublicensable, non–transferable, revocable for cause licence to use the Technology within the Field for the Term and in the Territory to develop Enhancements and use, make, have made, manufacture, distribute, market, import, export, sell and have sold Licensed Products.

2.2 Nothing in this Agreement shall prejudice A*CCELERATE's right to use and to allow A*CCELERATE and A*CCELERATE's Affiliates to use, further develop, license or otherwise commercialise the Technology as they deem fit.

2.3 A*CCELERATE shall not be obliged to render any technical assistance, maintenance or support services to LICENSEE in respect of the Technology or otherwise.

2.4 Except as expressly provided in this Agreement or with the prior written consent of A*CCELERATE, LICENSEE shall not modify, adapt, translate, alter, copy, reproduce, deal in, reverse engineer, decompile, disassemble or create any derivative works based on the whole or any part of the Technology. Specifically, LICENSEE shall comply with the Commercial Obligations listed in Schedule 1.

3. FINANCIAL TERMS

3.1 In consideration of the rights granted pursuant to Clause 2 above, LICENSEE shall pay to A*CCELERATE:-

3.1.1 the licence fee stated in Schedule 1 ("Licence Fee"); and

3.1.2 Royalties in accordance with the royalty scheme set out in Schedule 1 together with the Sales Reports, in the manner set out in Schedule 2.

3.2 Time of payment shall be of the essence. If LICENSEE fails to make any payment due to A*CCELERATE, A*CCELERATE shall have the right to:

3.2.1 forthwith suspend or terminate the Licence hereby granted to LICENSEE; and

3.2.2 charge LICENSEE, in respect of any and all overdue payments, interest at the rate of three percent (3%) per annum above the annual prime lending rate of the Development Bank of Singapore from such date until said amount is paid in full to A*CCELERATE.

4. ACCOUNTS

4.1 LICENSEE shall keep true and accurate accounts and records in sufficient detail to enable the amount of all Royalties or other sums payable under this Agreement to be

A*CCELERATE – METAOPTICS TECHNOLOGIES PTE LTD
IE QP-09-3 (version 01-1 wef 1Jan2023)

ARES-METAOPTICS TECHNOLOGIES PTE LTD CONFIDENTIAL determined. ACCELERATE has the right to request for LICENSEE to submit details of its accounts and records to support the information provided in the Sales Report. 4.2 ACCELERATE may, annually and at its own cost, appoint an independent auditor to examine LICENSEE’s books and records to verify LICENSEE’s fulfilment of its obligations under this Agreement. Notwithstanding the foregoing, the cost of such audit conducted shall be bome in full by LICENSEE if any discrepancy exceeding five percent (5%) is found in the Royalties stated. 4.3 The provisions of this Clause 4 shall remain in full force and effect after the termination of this Agreement for any reasons until the settlement of all subsisting claims of ACCELERATE 7. under this Agreement. 5. RIGHTS IN INTELLECTUAL PROPERTY of 5.1 LICENSEE acknowledges that the Technology may contain Confidential Information of ACCELERATE ACCELERATE’s Affiliates and LICENSEE shall treat in confidence any information relating to the Technology, save for information that is in the public domain through no fault of its obligations herein. 5.2 LICENSEE shall take all reasonable steps, including, but not limited to, those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential, to ensure that the Confidential Information is not disclosed or duplicated for the use of any third party, and shall take all reasonable steps to prevent its officers and employees, or any other persons having access to the Confidential information, from disclosing or making unauthorised use of any Confidential Information, or from committing any acts of omissions that may result in a violation of this Agreement 5.3 LICENSEE shall not do anything which might bring into question ACCELERATE or ACCELERATE’s Affiliates’ ownership of the Technology licensed by ACCELERATE to LICENSEE under this Agreement or their validity. 5.4 LICENSEE shall notify ACCELERATE in writing as soon as practicable after it becomes aware of: 5.4.1 any actual, threatened or suspected infringement of any Intellectual Property of ACCELERATE in respect of the Technology or any breach of confidence relating to any of the foregoing or 5.4.2 any claim brought against LICENSEE or any other person alleging that its use of the Technology infringes any Intellectual Property or other rights belonging to or alleged to belong to the claimant. 5.5 ACCELERATE or its Affiliates shall have the right but not the obligation, at its option and expense, to prosecute and defend any and all infringements of the Technology provided that all damages, costs or other benefits obtained as a result belongs to ACCELERATE. 6, NO WARRANTIES 6.1 LICENSEE warrants that it has full right to enter into this Agreement; that the Technology and Documentation shall be used solely by LICENSEE and no other third party and only for the purposes contemplated by Clause 2 of this Agreement, and that it shall observe all applicable laws and regulations and obtain all necessary licences, consents and permissions required in respect of the use of the Technology and the manufacture, importation, storage, marketing and sale of the Licensed Products (including the sub-licensing of the Licensed Products) in the Territory. 6.2 SAVE THAT ACCELERATE WARRANTS THAT IT HAS FULL RIGHT AND POWER TO ENTER INTO THIS AGREEMENT, ACCELERATE MAKES NO OTHER WARRANTIES CONCERNING THE TECHNOLOGY, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR SATISFACTORY QUALITY, FITNESS FOR A PARTICULR PURPOSE OR AS TO RELIABILITY, ACCURACY, VALIDITY OR OTHERWISE OF THE TECHNOLOGY. THE TECHNOLOGY IS PROVIDED “AS IS” AND ACCELERATE MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF THE TECHNOLOGY, OR THAT THE TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING THE TECHNOLOGY COVERED BY THIS AGREEMENT. LICENSEE’S RESPONSIBILITY LICENSEE assumes all responsibility and liability for any loss, damages, costs, expenses or other claim for compensation which arises out of or in connection with this Agreement, or which in any way relates to the Technology, or its use by LICENSEE except to the extent when caused by the wilful misconduct of ACCELERATE For avoidance of doubt, in no event shall A’CCELERATE be liable for any incidental, consequential or special damages arising out of or related to this Agreement, including, but not limited to, loss of business opportunity, lost profits or pure economic loss. Notwithstanding anything to the contrary, ACCELERATE’s total and cumulative liability under this Agreement, however arising, shall not exceed any amount that LICENSEE has actually paid to ACCELERATE pursuant to this Agreement 8. USE OF NAME 8.1 LICENSEE shall not use the name, trademark or logo of ACCELERATE or ACCELERATE’s Affiliates in any publicity, promotion, news release or disclosure relating to this Agreement, its subject matter or the sale of the Licensed Products, without the prior written permission of ACCELERATE. 8.2 LICENSEE shall use its best efforts to acknowledge the participation and contributions of ACCELERATE and ACCELERATE’s Affiliates in all news releases, promotional, advertising and marketing material, a copy of which shall be provided to ACCELERATE for prior written approval, which shall not be unreasonably withhellid.. 9. TERMINATION 9.1 LICENSEE shall be entitled to terminate this Agreement at any time by giving no less than thirty (30) days written notice to ACCELERATE. 9.2 ACCELERATE shall be entitled to terminate this Agreement forthwith by giving written notice to LICENSEE if 9.2.1 LICENSEE commits any breach of this Agreement and If the breach is capable of remedy, fails to remedy it within thirty (30) days after being given a written notice containing full particulars of the breach and requiring the remedy of the breach; or 9.2.2 An encumbrances takes possession, or a receiver is appointed, of any of the property or assets of LICENSEE; or 9.2.3 LICENSEE makes any voluntary arrangement with its creditors; or 9.2.4 LICENSEE goes into liquidation (except for the purpose of amalgamation or reconstruction and so that the resulting LICENSEE effectively agrees to be bound by or assume the obligations imposed on the LICENSEE under this Agreement); or 9.2.5 LICENSEE ceases, or threatens to cease, to carry on business.

ARES- METAOPTICS TECHNOLOGIES PTE LTD CONFIDENTIAL

9.3 Termination of this Agreement howsoever caused shall be without prejudice to any other right or remedy a Party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either Party.

9.4 Upon the termination of this Agreement:

9.4.1 LICENSEE shall forthwith cease to market or use, either directly or indirectly, the Licensed Products or the Technology or to use any of the Intellectual Property;

9.4.2 LICENSEE shall destroy or return to A*CCELERATE all copies of the Documentation in its possession or control; and

9.4.3 LICENSEE shall promptly pay all amounts due under this Agreement to A*CCELERATE immediately upon its receipt of the same and shall submit to A*CCELERATE written confirmation signed by a duly authorised officer that it has complied with such payment obligations, along with a copy of all materials reasonably necessary to support such statement.

9.5 Clause 4, 5, 6, 8, 9.5 and 10 shall survive the termination of this Agreement.

10. ARBITRATION AND GOVERNING LAW

10.1 Any dispute among the parties arising out of or in connection with this Agreement or in the performance thereof shall in the first instance be referred to the authorised representatives of the parties for resolution. If such efforts fail, then the dispute shall be referred to binding arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Center in force at such time which rules shall be deemed to be incorporated by reference into this Agreement. The Tribunal shall consist of one (1) arbitrator chosen by the Singapore International Arbitration Center under its rules if the parties cannot otherwise agree upon an arbitrator.

10.2 This Agreement shall be governed by the laws of the Republic of Singapore and each Party agrees to submit to the non-exclusive jurisdiction of the Singapore courts.

11. MISCELLANEOUS

11.1 Assignment. This Agreement may not be assigned by the LICENSEE to any person without the prior written consent of A*CCELERATE.

11.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter herein. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties.

11.3 Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of that party's rights to the future enforcement of its rights under this Agreement, unless there is an express written and signed waiver for a particular matter for a particular period of time.

11.4 Severance. If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable, in whole or in part, the other provisions of this Agreement and the remainder of the affected provision shall continue to be valid.

11.5 Injunctive relief. LICENSEE acknowledges that any breach of this Agreement may cause irreparable damage to A*CCELERATE or A*CCELERATE's Affiliates and LICENSEE agrees that A*CCELERATE or its Affiliates shall be entitled to injunctive relief in addition to any award by the court in favour of A*CCELERATE or A*CCELERATE's Affiliates.

11.6 Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified mail and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party.

To A*CCELERATE: 1 Fusionopolis Way, #19-10 Connexis North, Singapore 138632
Attn: Enterprise Industry Group Director AND Enterprise Quality Systems and Project Management Director
Fax: 64632675

To LICENSEE: Refer to Schedule 1

11.7 Contracts (Rights of Third Parties) Act. Save to give effect to the rights accruing to A*CCELERATE's Affiliates under this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act Cap. 53B or otherwise to enforce any terms and conditions of this Agreement.

11.8 Novation. If at any time after the Effective Date the functions and operations of A*CCELERATE are assigned, merged, transferred into or otherwise forms part of another organisation ("the New Entity") such that the New Entity takes over the whole or substantially the whole of A*CCELERATE's operations, then it is agreed that this Agreement may, at the option of A*CCELERATE, be novated to the New Entity which will then assume all of A*CCELERATE's rights and obligations hereunder.

12. USE OF TECHNOLOGY

The Technology shall be used for commercial and/or civilian purposes only. LICENSEE shall ensure that it complies with all applicable laws, rules and regulations governing the use, export and disposal of the Technology and the Licensed Products.

****

IN WITNESS HEREOF, the parties have executed this Agreement by their duly authorised representatives as of the date set forth above.

SIGNED by Mr Dennis Ling,)
Executive Director, I&E Group, A*STAR)
and on behalf of)
ACCELERATE TECHNOLOGIES) /s/ Dennis Ling
PTE. LTD.)
In the presence of)

/s/ Ivan Lee

Name of Witness: Mr Ivan Lee
Designation of Witness: Deputy Director, Chemicals, Materials & Sustainability Cluster, I&E Group, A*STAR

SIGNED by Mr Mark Thng)
Director for and on behalf of)
Metaoptics Technologies Pte Ltd) /s/ Mark Thng
In the presence of)

/s/ Aloysius Chua Hao Peng

Name of Witness: Aloysius Chua Hao Peng
Designation of Witness: Projects Director

A*CCELERATE – METAOPTICS TECHNOLOGIES PTE LTD
IE QP-09-3 (version 01-1 wef 1Jan2023)

ARES- METAOPTICS TECHNOLOGIES PTE LTD CONFIDENTIAL

SCHEDULE 1

1. **LICENSEE**

Name: Metaoptics Technologies Pte Ltd
Address: 43, TUAS VIEW CIRCUIT, SINGAPORE 637360
Company Registration No.: 202120933K
Addressee for communications: Mr Mark Thng
Email Address: mark.thng@metaoptics.com.sg
Telephone No.: +65 9738 1388
Fax No.: N.A

LICENSEE warrants that it is an SME with at least 30% of its shareholding owned by Singapore citizens or permanent residents and annual sales turnover of not more than S$100 million/an employment size of not more than 200 workers

2. **Field of use**

Optics- Industrial and consumer products

3. **Technology**

Know-how

Portfolio A: Technology (Know-how)

S/N	Title of Invention	RI Ref	Accelerate Ref No
1.	Visible wavelengths metalenses on silicon substrate and fabrication the same	PAT18-005/AOP-001	Z2018-139
2.	Single-step Fabrication of Flat Optics via Nanoimprint Lithography	2022087	Z2022-384
3.	Large Area Fabrication of Flat Optics via Top-down Approach	2022086	Z2022-383
4.	Metalens layout generation with file size compression using scripted cell instance method	PAT18-084/AOP-014	Z2018-395
5.	Manufacturable wafer level Hybrid Metalens and method of fabrication	PAT18-107/AOP-018	Z2019-029
6.	High-aspect-ratio Si pillar etching for Flat Optics	PAT19-025/FAB-002	Z2019-378
7.	A Method of Lithography Patterning on Glass Wafer	PAT19-074/FAB-005	Z2019-541
8.	OPC Rules for Flat Optics	PAT19-075/FAB-006	Z2019-543
9.	Method to protect nanostructures in metal hard mask wet removal	TD23-030/P&S-009	Z2023-536

Portfolio B: Patents (granted)/ Patent Applications

S/N	Title of Invention	RI Ref	Accelerate Ref No
1.	Meta-Lens Structure and Method of Fabricating the - US (PCT National Phase) 17/292,124 - SG (PCT National Phase) 11202104949W	PAT18-005/AOP-001	IP2018-139-04 IP2018-139-03
2.	Single-step Fabrication of Flat Optics via Nanoimprint Lithography - SG (Provisional) 10202300848W	2022087	IP2022-384-01
3.	Large Area Fabrication of Flat Optics via Top-down Approach - SG (Provisional) 10202300709U	2022086	IP2022-383-01

A*CCELERATE – METAOPTICS TECHNOLOGIES PTE LTD
IE QP-09-3 (version 01-1 wef 1Jan2023)

ARES-METAOPTICS TECHNOLOGIES PTE LTD CONFIDENTIAL 4. Licensed Products Metalens/Flat optics for imaging products (via semiconductor process) for use within the Field of Use only which incorporates the Technology (or part thereof) or which cannot be developed, manufactured, used, sold, performed or provided without infringing A*CCELERATE’s rights in the Technology. For the avoidance of doubt, a Licensed Product includes a complete system, which may include hardware, software, accessories, implementation manuals and the like, or a sub-system of a complete system, incorporating the Technology (or part thereof). 5. Effective Date 25 December 2023 6. Term 7 years 7. Territory In respect of Patents, countries where patents are flied. In respect of Know-how, worldwide 8. Licence Fee (a) Licence Fee: LICENSEE shall issue to LICENSOR (or its respective nominees) such number of shares (“Licensee Shares”) in the LICENSEE credited as fully paid up on issue such that the total shareholding of LICENSOR (or its respective nominees) in the LICENSEE as a percentage of the total share capital of LICENSEE shall be six percent (6%), to be issued to LICENSORS within sixty (60) days of the Effective Date. (b) Royalty Payment: LICENSEE will have to pay royalty as indicated in the table below: Royalty Period Payment and Sales Report Due Date Royalty Payable Year 1 Effective day 1 year 1 month Year 2 Effective day 2 year 1 month Year 3 Effective day 3 year 1 month Year 4 Effective day + 4 year 1 month 1.5% of Gross Revenue attributable to the Licensed Products, plus prevailing GST Year 5 Effective day + 5 year 1 month Year 6 Effective day + 6 year 1 month Year 7 Effective day +7 year 1 month Subject to the annual minimum payment (as stated in (c) below), royalties per schedule above of all Gross Revenue derived during the Term. (c) Annual Minimum Payment: Royalty Period Royalty Payable Year 1 S$6,000, plus prevailing GST Year 2 555,000, plus prevailing GST

ARES-METAOPTICS TECHNOLOGIES PTE LTD CONFIDENTIAL Year 3 S$15,000, plus prevailing GST Year 4 S$25,000, plus prevailing GST Year 5 S$30,000, plus prevailing GST Year 6 S$45,000, plus prevailing GST Year 7 S$50,000, plus prevailing GST “Gross Revenue” means any and all consideration received and receivable by LICENSEE, including but not limited to all revenue received by LICENSEE in respect of any sale, distribution, use or other disposition of Licensed Product. If any Licensed Product is distributed in a transaction that is not at arms-length for a discounted price that is substantially lower than the customary price charged by LICENSEE, or distributed for a non-cash consideration (whether or not for a discount), Gross Revenue shall be calculated based on the non-discounted price amount of the Licensed Product charged to an independent party during the same reporting period or in the absence of such sales, on the fair market value of the Licensed Product. For the purposes of this definition, Gross Revenue shall be computed before deducting prevailing income tax or any other prevailing taxes, refund, discount, credit or other offset. PAYMENT TERMS 1.From and after the date falling twelve (12) months from the date of this Agreement, in order to maintain the licence granted hereunder in force, LICENSEE shall pay to ACCELERATE the minimum annual royalty as set out in Section 8(c) above. Any percentage royalties earned and paid to ACCELERATE pursuant to Clause 3.1.2 of this Agreement for any twelve (12) month period shall be credited against the minimum royalty payable for such period, and the payment of any shortfall between actual royalties paid and the minimum annual royalty applicable to such twelve (12) month period shall be payable to A*CCELERATE in accordance with Section 8(c). 2. All Royalties or other sums payable under this Agreement shall be paid in Singapore Dollars. 3 All payments made to ACCELERATE hereunder shall exclude any goods and services tax, sale and use tax or any similar tariff, impost, duty, fees or assessments (including the amount of interest and penalties in connection therewith) or governmental charge and all such prevailing taxes shall be bome by LICENSEE Payment shall be made in cleared funds to such bank account or in such other manner as A*CCELERATE may specify from time to time to LICENSEE, without any set-off, deduction or withholding. 4.The Parties hereby agree that A’CCELERATE’s acceptance of any purported payment of Royalties from LICENSEE shall not be deemed to be A’CCELERATE’s acceptance of the validity and accuracy of any record, statement and document in support thereof. For the avoidance of doubt, ACCELERATE reserves the right to reject any such record, statement or document as valid or accurate subsequent to its acceptance of any purported payment of Royalties and in such event, A*CCELERATE shall have the right to recover the balance of any sums thereby found due and unpaid. 9. COMMERCIALISATION OBLIGATIONS a) To raise at least S$1mil investment in Year 1 b) Set up a facility to manufacture the licensed products in Singapore by Year 2 c) Gross Revenue of at least S$5mil by Year 5

ARES-METAOPTICS TECHNOLOGIES PTE LTD CONFIDENTIAL SCHEDULE 2 SALES REPORT Name of LICENSEE: Reporting period: Licence Agreement reference no: Technology: S/No Invoice Date Invoice Number Customer name Description 1 2 3 4 5 6 7 9 10 Invoice amount ($$) without GST (a) Total Note: Please insert more rows if necessary *For sales invoice in foreign currency, please indicate the exchange rate used to convert to SS We hereby certify that the above information is correct. Name Designation: Chief Financial Officer/ Director Date:

ADDENDUM TO LICENCE AGREEMENT

THIS ADDENDUM TO LICENCE AGREEMENT is made 8th December 2025 and deemed to take on effect from 8th December 2025 (“Effective Date”)

Between

ACCELERATE TECHNOLOGIES PTE LTD (Co. Reg. No. 199503187D), a company incorporated in Singapore and having its place of business at 2 Fusionopolis Way, #08-08, Innovis, Singapore 138634 (“A*CCELERATE”),

And

METAOPTICS TECHNOLOGIES PTE LTD (Co. Reg. No. 202120933K), incorporated in Singapore and having its place of business at 81 Ayer Rajah Crescent, #01-45, Singapore 139967 (“MOT”)

(MOT shall be known as LICENSEE)

(A*CCELERATE and the LICENSEE shall hereinafter be referred to as “the Parties” and singularly as a “Party”.)

WHEREAS:

A.	A*CCELERATE and the LICENSEE entered into a Licence Agreement dated 01st August 2023 (“Original Agreement”).

B.	The Parties wish to amend the Original Agreement by executing this Addendum.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Addendum, it is hereby agreed as follows:

1.	This Addendum is supplemental to the Original Agreement. Terms defined in the Original Agreement shall have the same meanings in this Addendum save as provided otherwise.

2.	In this Addendum, references to clauses, schedules and paragraphs shall be to clauses, schedules and paragraphs of this Addendum unless specified otherwise.

3.	In the event, and to the extent of, any inconsistency between the provisions of the Original Agreement and the provisions of this Addendum, the provisions of this Addendum shall prevail.

4.	Subject to clause 3 above (and other than as expressly set out in this Addendum), the provisions of the Original Agreement shall apply mutatis mutandis to this Addendum. Save as expressly set out in this Addendum, all the provisions of the Original Agreement shall remain in full force and effect.

5.	The following variation to the terms and conditions of the Original Agreement shall take effect from the Effective Date:

a. Section 9 (“Commercialisation Obligations”) of Schedule 1 of the Original Agreement shall be deleted in its entirety and replaced with the following:

The Licensee agrees to the following commercialization obligation:

(a) Sales of at least [       ] of licensed product by Year 4

(b) Gross revenue of at least [       ] by end of Year 5

If the Licensee is unable to show sufficient evidence and effort to commercialise the Technology, Patents and any Enhancements in accordance with commercialization obligations, A*CCELERATE reserves the right to terminate this Agreement with 3 months’ notice in writing.

Signature page follows

A*cc- Metaoptics Technologies Pte Ltd – Add to TLA – Execution Copy

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed by their duly authorised representatives.

SIGNED by	)	Name: Radiana soh Date: 2025-12-08 20: 48:32 +08:00 /s/ Radiana Soh
Ms Radiana Soh, Director, Innovation & Enterprise	)
Division	)
for and on behalf of	)
ACCELERATE TECHNOLOGIES PTE LTD	)
in the presence of:	)
Name: Ivan Lee
Date: 2025-12-08 15:19:14 +08:00

/s/ Ivan Lee
Name of witness: Mr Ivan Lee
Designation: Deputy Director, Innovation & Enterprise Division

SIGNED by	)	/s/ Mark Thng Chong Kim
Mr Mark Thng Chong Kim, CEO	)
for and on behalf of	)
Metaoptics Technologies Pte Ltd.	)
in the presence of:-)

/s/ Chu Wee Liat
Name of witness: Mr Chu Wee Liat
Designation: CFO, Metaoptics Technologies Pte Ltd.

A*cc- Metaoptics Technologies Pte Ltd – Add to TLA – Execution Copy